Exhibit 99.1

News

The Great Atlantic & Pacific Tea Company, Inc.

2 Paragon Drive

Montvale, NJ 07645

For financial questions, call William J. Moss

Vice President, Treasurer

(201) 571-4019

For non-financial questions, call Richard P. De Santa

Vice President, Corporate Affairs

(201) 571-4495

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC. ANNOUNCES

RESULTS FOR SECOND QUARTER ENDED SEPTEMBER 6, 2003

Company reports positive comparable store sales of 1.1% in the second quarter

MONTVALE, NJ—October 17, 2003—The Great Atlantic & Pacific Tea Company, Inc. (A&P, NYSE Symbol:GAP) announced unaudited fiscal 2003 second quarter and year to date results for the 12 and 28 weeks ended September 6, 2003.

Sales for the second quarter were $2.4 billion, compared with $2.3 billion in the second quarter of fiscal 2002. Comparable store sales increased 1.1% vs. year-ago. The loss for the second quarter was $2.17 per share, compared with a loss of $3.76 in the prior year. Excluding discontinued operations and certain nonrecurring adjustments as detailed on Schedules 2 and 4, the ongoing operating loss per share in the quarter was $1.62, compared with ongoing operating loss of $.33 per share for the second quarter last year.

EBITDA for the second quarter of fiscal 2003, based on ongoing operating earnings as shown on Schedule 4 of this release, was $35 million compared to $52 million in the prior year’s second quarter.

Sales for the 28 weeks year to date were $5.6 billion versus $5.4 billion in fiscal year 2002. Comparable store sales increased 0.4% for the first half of the year. The net loss per share was $1.65 for the first half of fiscal 2003, compared with a loss of $3.71 for 2002. Excluding discontinued operations and certain nonrecurring adjustments as detailed on Schedules 3 and 5, the ongoing operating loss per share was $2.15 for 2003 compared with a loss of $.22 per share last year.

EBITDA for the first half of 2003, based on ongoing operating earnings as shown on Schedule 5 of this release, was $107 million compared to $156 million in the prior year.

Christian Haub, Chairman of the Board, President & Chief Executive Officer, said, “Our second quarter results reflect gradual improvement within our U.S. business, consistent with our expectations at this stage of the turnaround process. Our Canadian Company posted solid results, in light of the continued economic and competitive impact of the SARS and BSE issues in Ontario throughout the quarter.

“I want to take this opportunity to thank our store associates for their ongoing effort and dedication. During the massive power blackout, which affected the majority of our operations, our people worked diligently to prevent food safety issues, serve customers wherever possible and swiftly return our stores to normal operations. In addition, our Company’s high ratings in an independent shopper satisfaction benchmark study, published recently by a national trade publication, also speak to our improving store operations and customer service.

“Although our turnaround is a work in progress, I am pleased with the stability and direction of our U.S. operations, the continued strength of A&P Canada, and our improving liquidity. We have already taken tough and decisive actions to structure our business for success, and will continue to act as necessary to achieve our objectives,” Mr. Haub said.

Founded in 1859, A&P was one of the nation’s first supermarket chains, and is today among North America’s largest. In the second quarter, the Company opened 4 new stores and remodeled or expanded one store. The Company operates 643 stores in 11 states, the District of Columbia and Ontario, Canada under the following trade names: A&P, Waldbaum’s, The Food Emporium, Super Foodmart, Super Fresh, Farmer Jack, Sav-A-Center, Dominion, The Barn Markets, Food Basics and Ultra Food & Drug. The Company also manufactures and distributes the Eight O’Clock line of whole bean coffees. The Company invites investors to listen to an audio Webcast of its quarterly discussion of earnings by accessing a link on the “Investor Relations” page of its Website, www.aptea.com. The live broadcast is on Friday, October 17, 2003 at 11 AM Eastern Time, with replays available from the afternoon of October 17 through November 17.

Effective March 28, 2003, the Securities and Exchange Commission (“SEC”) adopted new rules related to disclosure of certain financial measures not calculated in accordance with generally accepted accounting principles (GAAP). Such new rules require all public companies to provide certain disclosures in press release and SEC filings related to non-GAAP financial measures. We use the non-GAAP measures “ongoing operating earnings” and “ongoing operating loss” to reflect what the Company’s earnings would have been excluding certain identified major items, which we believe are of a non-operating or one-time nature. These items are reconciled to reported earnings on Schedules 4 and 5 of this release. We use the non-GAAP measure “EBITDA” to reflect a measure that we believe is of interest to investors. EBITDA is reconciled to Net Cash provided by Operating Activities on Schedules 4 and 5 of this release.

This release contains forward-looking statements about the future performance of the Company, which are based on Management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: competitive practices and pricing in the food industry generally and particularly in the Company’s principal markets; the Company’s relationships with its employees and the terms of future collective bargaining agreements; the costs and other effects of legal and administrative cases and proceedings; the nature and extent of continued consolidation in the food industry; changes in the financial markets which may affect the Company’s cost of capital and the ability of the Company to access capital; supply or quality control problems with the Company’s vendors; and changes in economic conditions which affect the buying patterns of the Company’s customers.

###

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 1—GAAP Earnings for the 12 amd 28 weeks ended September 6, 2003 and September 7, 2002

(Unaudited)

(In thousands, except share amounts and store data)

	12 Weeks Ended		28 Weeks Ended
	September 6, 2003	September 7, 2002	September 6, 2003	September 7, 2002
Sales (1)	$2,443,700	$2,327,182	$5,647,530	$5,420,958
Cost of merchandise sold (2)	(1,784,774)	(1,667,850)	(4,109,435)	(3,879,811)

Gross margin	658,926	659,332	1,538,095	1,541,147
Store operating, general and administrative expense (2) (3)	(679,839)	(666,939)	(1,571,467)	(1,523,540)

(Loss) income from operations	(20,913)	(7,607)	(33,372)	17,607
Interest expense	(17,945)	(19,640)	(42,829)	(46,392)
Interest income	1,773	3,105	3,912	5,064

Loss from continuing operations before income taxes (2)	(37,085)	(24,142)	(72,289)	(23,721)
Provision for income taxes (4)	(20,010)	(123,119)	(5,148)	(122,751)

Loss from continuing operations (2)	(57,095)	(147,261)	(77,437)	(146,472)
Discontinued operations: (5)
(Loss) income from operations of discontinued businesses, net of tax	(21,750)	2,577	(33,209)	3,663
(Loss) gain on disposal of discontinued operations, net of tax	(4,845)	—	47,236	—

(Loss) income from discontinued operations	(26,595)	2,577	14,027	3,663

Net loss	$(83,690)	$(144,684)	$(63,410)	$(142,809)

Net (loss) income per share—basic and diluted: (2)
Continuing operations	$(1.48)	$(3.82)	$(2.01)	$(3.81)
Discontinued operations	(0.69)	0.06	0.36	0.10

Net loss per share—basic and diluted	$(2.17)	$(3.76)	$(1.65)	$(3.71)

Weighted average common shares outstanding—basic	38,516,670	38,512,439	38,516,176	38,476,818

Weighted average common shares outstanding—diluted	38,516,670	38,512,439	38,516,176	38,476,818

Gross margin rate	26.96%	28.33%	27.23%	28.43%
Store operating, general and administrative expense rate	27.82%	28.66%	27.83%	28.10%
Number of stores operated at end of quarter	643	692	643	692

Number of franchised stores served at end of quarter	64	66	64	66

(1)	Included in sales for the 12 and 28 weeks ended September 6, 2003 were wholesale sales to franchisees of $177.6 million and $428.2 million, respectively, compared to $160.1 million and $381.3 million, respectively, for the 12 and 28 weeks ended September 7, 2002.

(2)	Cost of merchandise sold and store operating, general and administrative expense for the 12 and 28 week periods ended September 7, 2002 and store operating, general and administrative expense for the 12 and 28 weeks ended September 6, 2003 include amounts related to the Company’s asset disposition initiative announced during the third quarter of fiscal 2001. These amounts are detailed on Schedules 2 and 3 attached.

(3)	During the 28 weeks ended September 7, 2002, the Company purchased in the open market $38 million of its 7.75% Notes due April 15, 2007. As a result, the Company recognized a pretax loss of $0.7 million ($0.4 million net of tax benefit of $0.3 million) during the 28 weeks ended September 7, 2002.

(4)	Provision for income taxes for the 12 and 28 week periods ended September 7, 2002 includes a charge to record a valuation allowance for the Company’s entire U.S. deferred tax asset in the amount of $134 million as a result of an assessment of the likelihood of future recognition of such deferred tax assets. This valuation allowance consisted of $115 million of accumulated deferred tax assets related to periods prior to the second quarter of fiscal 2002, and $19 million related to the second quarter of fiscal 2002.

(5)	In February and March 2003, the Company decided to sell its operations located in Northern New England, Madison and Milwaukee, Wisconsin as well as its Eight O’Clock Coffee business. In April 2003, the sale of the Company’s stores in Northern New England and Madison, Wisconsin, were completed, generating proceeds of $137.6 million and resulting in a gain of $81.4 million ($47.2 million after tax).

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 2—Adjustments to GAAP Earnings for the 12 Weeks Ended September 6, 2003 and September 7, 2002

(Unaudited)

(In thousands, except share amounts and store data)

	12 Weeks Ended September 6, 2003		12 Weeks Ended September 7, 2002
	Asset Disposition Initiative	Total adjustments	Asset Disposition Initiative	Deferred Tax Asset Valuation Allowance	Total adjustments
Sales	$—	$—	$—	$—	$—
Cost of merchandise sold	—	—	(160)	—	(160)

Gross margin	—	—	(160)	—	(160)
Store operating, general and administrative expense	5,230	5,230	(1,143)	—	(1,143)

Income (loss) from operations	5,230	5,230	(1,303)	—	(1,303)
Interest expense	—	—	—	—	—
Interest income	—	—	—	—	—

Income (loss) from continuing operations before income taxes	5,230	5,230	(1,303)	—	(1,303)
Benefit from (provision for) income taxes	—	—	527	(133,962)	(133,435)

Income (loss) from continuing operations	5,230	5,230	(776)	(133,962)	(134,738)
Discontinued operations:
(Loss) income from operations of discontinued businesses, net of tax	—	—	—	—	—
(Loss) gain on disposal of discontinued operations, net of tax	—	—	—	—	—

(Loss) income from discontinued operations	—	—	—	—	—

Net income (loss)	$5,230	$5,230	$(776)	$(133,962)	$(134,738)

Net income (loss) per share—basic and diluted:
Continuing operations	$0.14	$0.14	$(0.02)	$(3.48)	$(3.50)
Discontinued operations	—	—	—	—	—

Net income (loss) per share—basic and diluted	$0.14	$0.14	$(0.02)	$(3.48)	$(3.50)

Weighted average common shares outstanding—basic	38,516,670	38,516,670	38,512,439	38,512,439	38,512,439

Weighted average common shares outstanding—diluted	38,516,670	38,516,670	38,512,439	38,512,439	38,512,439

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 3—Adjustments to GAAP Earnings for the 28 Weeks Ended September 6, 2003 and September 7, 2002

(Unaudited)

(In thousands, except share amounts and store data)

	28 Weeks Ended September 6, 2003		28 Weeks Ended September 7, 2002
	Asset Disposition Initiative	Total adjustments	Asset Disposition Initiative	Loss on early extinguishment of debt	Deferred Tax Asset Valuation Allowance	Gain on proceeds from the demutualization of a mutual insurance company	Total adjustments
Sales	$—	$—	$—	$—	$—	$—	$—
Cost of merchandise sold	—	—	(1,020)	—	—	—	(1,020)

Gross margin	—	—	(1,020)	—	—	—	(1,020)
Store operating, general and administrative expense	5,230	5,230	(7,246)	(684)	—	1,717	(6,213)

Income (loss) from operations	5,230	5,230	(8,266)	(684)	—	1,717	(7,233)
Interest expense	—	—	—	—	—	—	—
Interest income	—	—	—	—	—	—	—

Income (loss) from continuing operations before income taxes	5,230	5,230	(8,266)	(684)	—	1,717	(7,233)
Benefit from (provision for) income taxes	—	—	3,396	287	(133,962)	(721)	(131,000)

Income (loss) from continuing operations	5,230	5,230	(4,870)	(397)	(133,962)	996	(138,233)
Discontinued operations:
(Loss) income from operations of discontinued businesses, net of tax	—	—	—	—	—	—	—
(Loss) gain on disposal of discontinued operations, net of tax	—	—	—	—	—	—	—

(Loss) income from discontinued operations	—	—	—	—	—	—	—

Net income (loss)	$5,230	$5,230	$(4,870)	$(397)	$(133,962)	$996	$(138,233)

Net income (loss) per share—basic and diluted:
Continuing operations	$0.14	$0.14	$(0.13)	$(0.01)	$(3.48)	$0.03	$(3.59)
Discontinued operations	—	—	—	—	—	—	—

Net income (loss) per share—basic and diluted	$0.14	$0.14	$(0.13)	$(0.01)	$(3.48)	$0.03	$(3.59)

Weighted average common shares outstanding—basic	38,516,176	38,516,176	38,476,818	38,476,818	38,476,818	38,476,818	38,476,818

Weighted average common shares outstanding—diluted	38,516,176	38,516,176	38,476,818	38,476,818	38,476,818	38,476,818	38,476,818

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 4—Adjustments to GAAP Earnings for the 12 Weeks Ended September 6, 2003 and September 7, 2002

(Unaudited)

(In thousands, except share amounts and store data)

	12 Weeks Ended September 6, 2003			12 Weeks Ended September 7, 2002
	GAAP Earnings	Adjustments to be (added) subtracted (See Schedule 2)	Earnings as Adjusted	GAAP Earnings	Adjustments to be (added) subtracted (See Schedule 2)	Earnings as Adjusted
Sales	$2,443,700	$—	$2,443,700	$2,327,182	$—	$2,327,182
Cost of merchandise sold	(1,784,774)	—	(1,784,774)	(1,667,850)	(160)	(1,667,690)

Gross margin	658,926	—	658,926	659,332	(160)	659,492
Store operating, general and administrative expense	(679,839)	5,230	(685,069)	(666,939)	(1,143)	(665,796)

(Loss) income from operations	(20,913)	5,230	(26,143)	(7,607)	(1,303)	(6,304)
Interest expense	(17,945)	—	(17,945)	(19,640)	—	(19,640)
Interest income	1,773	—	1,773	3,105	—	3,105

(Loss) income from continuing operations before income taxes	(37,085)	5,230	(42,315)	(24,142)	(1,303)	(22,839)
(Provision for) benefit from income taxes	(20,010)	—	(20,010)	(123,119)	(133,435)	10,316

(Loss) income from continuing operations	(57,095)	5,230	(62,325)	(147,261)	(134,738)	(12,523)
Discontinued operations:
(Loss) income from operations of discontinued businesses, net of tax	(21,750)	—	(21,750)	2,577	—	2,577
Loss on disposal of discontinued operations, net of tax	(4,845)	—	(4,845)	—	—	—

(Loss) income from discontinued operations	(26,595)	—	(26,595)	2,577	—	2,577

Net (loss) income	$(83,690)	$5,230	$(88,920)	$(144,684)	$(134,738)	$(9,946)

Net (loss) income per share—basic and diluted:
Continuing operations	$(1.48)	$0.14	$(1.62)	$(3.82)	$(3.50)	$(0.33)
Discontinued operations	(0.69)	—	(0.69)	0.06	—	0.06

Net (loss) income per share—basic and diluted	$(2.17)	$0.14	$(2.31)	$(3.76)	$(3.50)	$(0.26)

Weighted average common shares outstanding—basic	38,516,670	38,516,670	38,516,670	38,512,439	38,512,439	38,512,439

Weighted average common shares outstanding—diluted	38,516,670	38,516,670	38,516,670	38,512,439	38,512,439	38,512,439

Gross margin rate	26.96%		26.96%	28.33%		28.34%

Store operating, general and administrative expense rate	27.82%		28.03%	28.66%		28.61%

Depreciation and amortization	$61,596		$61,596	$58,740		$58,740

Reconciliation of GAAP cash flow measure to adjusted EBITDA:
Net cash provided by operating activities			$16,790			$(7,262)
Net interest expense			16,172			16,535
Adjustments from GAAP earnings (see Schedule 2)			(5,230)			134,738
Deferred income tax (provision) benefit			(23,717)			(123,353)
Working capital changes			(24,460)			32,964
Other non-current liabilities			32,961			16,826
Other, net			22,937			(18,012)

Adjusted EBITDA			$35,453			$52,436

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 5—Adjustments to GAAP Earnings for the 28 Weeks Ended September 6, 2003 and September 7, 2002

(Unaudited)

(In thousands, except share amounts and store data)

	28 Weeks Ended September 6, 2003			28 Weeks Ended September 7, 2002
	GAAP Earnings	Adjustments to be (added) subtracted (See Schedule 3)	Earnings as Adjusted	GAAP Earnings	Adjustments to be (added) subtracted (See Schedule 3)	Earnings as Adjusted
Sales	$5,647,530	$—	$5,647,530	$5,420,958	$—	$5,420,958
Cost of merchandise sold	(4,109,435)	—	(4,109,435)	(3,879,811)	(1,020)	(3,878,791)

Gross margin	1,538,095	—	1,538,095	1,541,147	(1,020)	1,542,167
Store operating, general and administrative expense	(1,571,467)	5,230	(1,576,697)	(1,523,540)	(6,213)	(1,517,327)

(Loss) income from operations	(33,372)	5,230	(38,602)	17,607	(7,233)	24,840
Interest expense	(42,829)	—	(42,829)	(46,392)	—	(46,392)
Interest income	3,912	—	3,912	5,064	—	5,064

(Loss) income from continuing operations before income taxes	(72,289)	5,230	(77,519)	(23,721)	(7,233)	(16,488)
(Provision for) benefit from income taxes	(5,148)	—	(5,148)	(122,751)	(131,000)	8,249

(Loss) income from continuing operations	(77,437)	5,230	(82,667)	(146,472)	(138,233)	(8,239)
Discontinued operations:
(Loss) income from operations of discontinued businesses, net of tax	(33,209)	—	(33,209)	3,663	—	3,663
Gain on disposal of discontinued operations, net of tax	47,236	—	47,236	—	—	—

Income from discontinued operations	14,027	—	14,027	3,663	—	3,663

Net (loss) income	$(63,410)	$5,230	$(68,640)	$(142,809)	$(138,233)	$(4,576)

Net (loss) income per share—basic and diluted:
Continuing operations	$(2.01)	$0.14	$(2.15)	$(3.81)	$(3.59)	$(0.22)
Discontinued operations	0.36	—	0.36	0.10	—	0.10

Net (loss) income per share—basic and diluted	$(1.65)	$0.14	$(1.79)	$(3.71)	$(3.59)	$(0.12)

Weighted average common shares outstanding—basic	38,516,176	38,516,176	38,516,176	38,476,818	38,476,818	38,476,818

Weighted average common shares outstanding—diluted	38,516,176	38,516,176	38,516,176	38,476,818	38,476,818	38,476,818

Gross margin rate	27.23%		27.23%	28.43%		28.45%

Store operating, general and administrative expense rate	27.83%		27.92%	28.10%		27.99%

Depreciation and amortization	$145,692		$145,692	$131,291		$131,291

Reconciliation of GAAP cash flow measure to adjusted EBITDA:
Net cash provided by operating activities			$22,780			$79,530
Net interest expense			38,917			41,328
Adjustments from GAAP earnings (see Schedule 3)			(5,230)			138,233
Deferred income tax benefit (provision)			5,496			(146,709)
Working capital changes			(8,080)			14,761
Other non-current liabilities			47,921			54,865
Other, net			5,286			(25,877)

Adjusted EBITDA			$107,090			$156,131

The Great Atlantic & Pacific Tea Company, Inc.

Schedule 6—Condensed Balance Sheet Data

(Unaudited)

(In millions, except per share and store data)

	September 6, 2003	February 22, 2003
Cash and short-term investments	$183	$199
Other current assets	920	901

Total current assets	1,103	1,100
Property-net	1,531	1,609
Other assets	170	176

Total assets	$2,804	$2,885

Total current liabilities	$1,186	$1,091
Total non-current liabilities	1,156	1,296
Stockholders' equity	462	498

Total liabilities and stockholders' equity	$2,804	$2,885

Other Statistical Data
Total Debt and Capital Leases	$803	$926
Temporary Investments	57	78

Net Debt	$746	$848
Total Retail Square Footage (in thousands)	25,025	26,818
Book Value Per Share	$12.01	$12.93

	For the 28 weeks ended September 6, 2003	For the 28 weeks ended September 7, 2002
Capital Expenditures	$76	$134